U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                                FORM 10

            General Form for Registration of Securities
                  of Small Business Issuers
                Under Section 12(b) or (g) of
              the Securities Exchange Act of 1934



               SHERWOOD ACQUISITION CORPORATION
                  -----------------------------
              (Name of Small Business Issuer)



 Delaware                              27-3567960
------------------                   ------------------------------
(State or Other Jurisdiction          I.R.S. Employer Identification
of Incorporation or Organization)          Number


     215 Apolena Avenue, Newport Beach, California 92662
 ------------------------------------------------------------
(Address of Principal Executive Offices including Zip Code)


                    202/387-5400
                    _____________
             (Issuer's Telephone Number)


Securities to be Registered Under
        Section 12(b) of the Act:           None


Securities to be Registered Under
        Section 12(g) of the Act:          Common Stock,
                                          $.0001 Par Value
                                           (Title of Class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer            Accelerated filed
Non-accelerated filed              Smaller reporting company  X

                                       PART I

ITEM 1.  BUSINESS.

      Sherwood Acquisition Corporation ("Sherwood") was incorporated on July 19, 2010 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Sherwood has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement.

     Sherwood will attempt to locate and negotiate with a business entity for the combination of that target company with Sherwood. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     No assurances can be given that Sherwood will be successful in locating or negotiating with any target company.

     Sherwood has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

Aspects of a Reporting Company

     There are certain perceived benefits to being a reporting company. These are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    compliance with a requirement for admission to quotation on the OTC Bulletin Board or on the Nasdaq Capital Market;
 +    the facilitation of borrowing from financial institutions;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

 +    requirement for audited financial statements;
          required publication of corporate information;
 +    required filings of periodic and episodic reports with the
          Securities and  Exchange Commission;
 +    increased rules and regulations governing management,
          corporate  activities and shareholder relations.

Comparison with Initial Public Offering

     Certain private companies may find a business combination more attractive than an initial public offering of their securities. Reasons for this may include the following:

 +    inability to obtain an underwriter;
 +    possible larger costs, fees and expenses of a public offering;
 +    possible delays in the public offering process;
 +    greater dilution of outstanding securities.

     Certain private companies may find a business combination less attractive than an initial public offering of their securities. Reasons for this may include the following:

 +    no investment capital raised through a business combination;
 +    no underwriter support of trading.

Potential Target Companies

     Business entities, if any, which may be interested in a combination with Carin may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;
 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United  States securities market;
 +    a special situation company, such as a company seeking a
          public market  to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of  becoming a public company.

     A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of Sherwood and the substitution by the target company of its own management and board of directors.

     No assurances can be given that Sherwood will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

     The proposed business activities described herein classify Sherwood as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. Sherwood will not make any efforts to cause a market to develop in its securities until such time as Sherwood has successfully implemented its business plan and it is no longer classified as a blank check company.

     Sherwood is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Sherwood will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Sherwood. Since a principal benefit of a business combination with Sherwood would normally be considered its status as a reporting company, it is anticipated that Sherwood will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long. James M. Cassidy is the sole officer and director of Sherwood and the sole officer, director and shareholder of Tiber Creek Corporation, which is a 50% shareholder of Sherwood. Sherwood has no employees nor are there any other persons than Mr. Cassidy who devote any of their time to its affairs. All references herein to management of Sherwood are to Mr. Cassidy. The inability at any time of Mr. Cassidy to devote sufficient attention to Sherwood could have a material adverse impact on its operations.

Glossary

"Blank check" company          As used herein, a "blank check" company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               stock-for-assets exchange with the target company or the shareholders of the target company.

Sherwood or                    The corporation whose common stock is the
the Registrant                 subject of  this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.


                         Risk Factors

   The business of Sherwood is subject to numerous risk factors, including the following:

   Sherwood has no operating history nor revenue and minimal assets and operates at a loss.

     Sherwood has had no operating history nor any revenues or earnings from operations. Sherwood has no significant assets or financial resources. Sherwood has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination. Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Sherwood until a business combination is effected, without repayment.
There is no assurance that Sherwood will ever be profitable.

 Company has only one director and one officer.

     The sole officer and director of Sherwood is James M. Cassidy. Because management consists of only one person, Sherwood does not benefit from multiple judgments that a greater number of directors or officers would provide and Sherwood will rely completely on the judgment of its sole officer and director when selecting a target company. Mr. Cassidy anticipates devoting only a limited amount of time to the business of Sherwood. Mr. Cassidy has not entered into a written employment agreement with Sherwood and he is not expected to do so. Sherwood has not obtained key man life insurance on Mr. Cassidy. The loss of the services of Mr. Cassidy would adversely affect development of the business of Sherwood and its likelihood of commencing operations.

   Conflicts of interest.

     Mr. Cassidy, the president of Sherwood, participates in other business ventures which may compete directly with Sherwood. Additional conflicts of interest and non-arms length transactions may also arise in the future. The terms of a business combination may include such terms as Tiber Creek Corporation providing services to Sherwood after a business combination. Such services may include the preparation and filing of a registration statement to allow the public trading of Sherwood's securities and the introduction to brokers and market makers. The terms of a business combination may provide for a payment by a target company in cash or otherwise to the initial shareholders of Sherwood for the purchase or retirement of all or part of their stock in Sherwood. Mr. Cassidy would directly benefit from such payment. Such benefits may influence Mr. Cassidy's choice of a target company. The certificate of incorporation of Sherwood provides that Sherwood may indemnify officers and/or directors of Sherwood for liabilities, which can include liabilities arising under the securities laws. Assets of Sherwood could be used or attached to satisfy any liabilities subject to such indemnification.

   The proposed operations of Sherwood are speculative.

     The success of the proposed business plan of Sherwood will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that Sherwood will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Sherwood had more funds available to it, would be desirable. In the event Sherwood completes a business combination the success of its operations will be dependent upon management of the target company and numerous other factors beyond the control of Sherwood. There is no assurance that Sherwood can identify a target company and consummate a business combination.

   Possible classification as a penny stock.

     In the event that a public market develops for the securities of Sherwood following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Sherwood, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

   There is a scarcity of and competition for business opportunities and combinations.

     Sherwood is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for Sherwood. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Sherwood and, consequently, Sherwood will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Sherwood will also compete with numerous other small public companies in seeking merger or acquisition candidates.

   There is no agreement for a business combination and no minimum requirements for business combination.

     As of the original filing date of this registration statement, Sherwood had no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Sherwood enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that Sherwood will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company. Sherwood has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which Sherwood would not consider a business combination with such business entity. Accordingly, Sherwood may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Sherwood will be able to negotiate a business combination on terms favorable to Sherwood.

   Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, Sherwood is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Sherwood. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Sherwood at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Sherwood will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for Sherwood.

   Regulation under Investment Company Act.

     In the event Sherwood engages in business combinations which result in Sherwood holding passive investment interests in a number of entities, Sherwood could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment
Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Sherwood would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Sherwood has obtained no formal determination from the Securities and Exchange Commission as to the status of Sherwood under the Investment Company
Act of 1940. Any violation of such Act could subject Sherwood to material adverse consequences.

   Probable change in control and management.

     A business combination involving the issuance of the common stock of Sherwood will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in Sherwood. As a condition of the business combination agreement, the shareholders of Sherwood may agree to sell, transfer or retire all or a portion of their stock of Sherwood to provide the target company with all or majority control. The resulting change in control of Sherwood will likely result in removal of the present officer and director of Sherwood and a corresponding reduction in or elimination of his participation in the future affairs of Sherwood.

   Possible change in value of shares upon business combination.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Sherwood may increase or decrease, perhaps significantly.

     Taxation. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Sherwood may undertake.

     Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Sherwood intends to structure any business combination so as to minimize the federal and state tax consequences to both Sherwood and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.


   Any potential acquisition or merger with a foreign company may create additional risks.

      If Sherwood enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments positions, and in other respects. Any business combination with a foreign company may result in control of Sherwood by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Sherwood.


ITEM 2. FINANCIAL INFORMATION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATION.

   Sherwood has no operations nor does it currently engage in any business activities generating revenues. Sherwood's principal business objective for the following 12 months is to achieve a business combination with a target company.

   Sherwood anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934 and
(ii) consummating an acquisition or merger. Tiber Creek Corporation will pay all expenses of the Company without repayment until such time as a business combination is effected. James M. Cassidy, who is the sole officer and director of the Company, is the sole officer, director and shareholder of Tiber Creek Corporation.

   Sherwood has no full time employees. James M. Cassidy is the sole officer of Sherwood and its sole director. Mr. Cassidy is also the sole shareholder of Tiber Creek Corporation , a shareholder of Sherwood.
Mr. Cassidy, as president of Sherwood, will allocate a limited portion of his time to the activities of Sherwood without compensation. Potential conflicts may arise with respect to the limited time commitment by Mr. Cassidy and the potential demands of the activities of Sherwood.


Search for Target Company

   Tiber Creek Corporation will supervise the search for target companies as potential candidates for a business combination. Tiber Creek Corporation will pay all expenses of Sherwood until such time as a business combination is effected, without repayment. James M. Cassidy, who is the sole officer and director of Sherwood, is the sole officer and director and sole shareholder of Tiber Creek Corporation.

   Tiber Creek Corporation may provide assistance to target companies incident to and following a business combination, and receive payment for such assistance from target companies.

   Tiber Creek Corporation owns 10,000,000 of the 20,000,000 outstanding shares of the common stock of Sherwood, for which it paid $50.

   Tiber Creek Corporation has entered, and anticipates that it will enter, into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in Sherwood with, or grant options on such stock to, such referring consultants and may make payment to such consultants from its own resources. There is no minimum or maximum amount of stock, options, or cash that Tiber Creek Corporation may grant or pay to such consultants. Tiber Creek Corporation is solely responsible for the costs and expenses of its activities in seeking a potential target company, including any agreements with consultants, and Sherwood has no obligation to pay any costs incurred or negotiated by Tiber Creek Corporation.

   Tiber Creek Corporation may seek to locate a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and similar methods. Tiber Creek Corporation may utilize consultants in the business and financial communities for referrals of potential target companies. However, there is no assurance that Tiber Creek Corporation will locate a target company for a business combination.


Management of Sherwood

   Sherwood has no full time employees. James M. Cassidy is the sole officer of Sherwood and its sole director. Mr. Cassidy is also the sole shareholder of Tiber Creek Corporation , a shareholder of Sherwood. Mr. Cassidy, as president of Sherwood, will allocate a limited portion of his time to the activities of Sherwood without compensation. Potential conflicts may arise with respect to the limited time commitment by Mr. Cassidy and the potential demands of the activities of Sherwood.

   The amount of time spent by Mr. Cassidy on the activities of Sherwood is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time Mr. Cassidy will actually be required to spend to review suitable target companies.

General Business Plan

   The purpose of Sherwood is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Sherwood will not restrict its search to any specific business, industry, or geographical location and Sherwood may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because Sherwood has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Sherwood because it will not permit Sherwood to offset potential losses from one venture against gains from another.

   Sherwood may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

   The most likely target companies are those seeking the perceived benefits of a reporting corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

   Sherwood has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, Sherwood offers owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means.

   The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of Sherwood. In analyzing prospective business opportunities, Sherwood may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification;
and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of Sherwood to search for and enter into potential business opportunities.

   Sherwood is subject to the reporting requirements of the Exchange Act. Included in these requirements is the duty of Sherwood to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

   Because of the time required to prepare financial statements, a target company which has entered into a business combination agreement may wish to take control of Sherwood before the target company has completed its audit. Among other things, this will allow the target company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Sherwood will only have access to unaudited and possibly limited financial information about the target company in making a decision to combine with that company.


   Sherwood will not restrict its search for any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which Sherwood may become engaged, whether such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Sherwood may offer.

   Following a business combination Sherwood may require the services of others in regard to accounting, legal services, underwritings and corporate public relations. If requested by a target company, Tiber Creek Corporation may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

Terms of a Business Combination

   In implementing a structure for a particular business acquisition, Sherwood may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a transaction, it is likely that the present management and shareholders of Sherwood will no longer be in control of Sherwood. In addition, it is likely that the officer and director of Sherwood will, as part of the terms of the business combination, resign and be replaced by one or more new officers and directors.

   It is anticipated that any securities issued in any such business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In many circumstances, Sherwood may wish to register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Sherwood has entered into an agreement for a business combination or has consummated a business combination and Sherwood is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Sherwood may depress the market value of the securities of Sherwood in the future if such a market develops, of which there is no assurance.

   While the terms of a business transaction to which Sherwood may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

   Sherwood will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

   James M. Cassidy, the officer and director of Sherwood, will provide his services without charge or repayment by Sherwood.

Undertakings and Understandings Required of Target Companies

   As part of a business combination agreement, Sherwood intends to obtain certain representations and warranties from a target company as to its conduct following the business combination. Such representations and warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.

   A potential target company should be aware that the market price and trading volume of the securities of Sherwood, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in Sherwood within the United States financial community. Sherwood does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Sherwood's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in Sherwood's securities, which may result in a significant pressure on their market price. Sherwood may consider the ability and commitment of a target company to actively encourage interest in Sherwood's securities following a business combination in deciding whether to enter into a transaction with such company.

   A business combination with Sherwood separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with Sherwood normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital. Sherwood may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

Competition

   Sherwood will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Sherwood. In view of Sherwood's combined extremely limited financial resources and limited management availability, Sherwood will continue to be at a significant competitive disadvantage compared to Sherwood's competitors.


ITEM 3.  PROPERTIES.

   Sherwood has no properties and at this time has no agreements to acquire any properties. Sherwood currently uses the offices of Tiber Creek Corporation in Newport Beach, California, at no cost to Sherwood. Tiber Creek Corporation will continue this arrangement until Sherwood completes a business combination.


ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT.

   The following table sets forth each person known by Sherwood to be the beneficial owner of five percent or more of the common stock of Sherwood, all directors individually and all directors and officers of Sherwood as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
James M. Cassidy (1)                 10,000,000               50%
215 Apolena Avenue
Newport Beach, CA 92662

James K. McKillop (2)                10,000,000                50%
9454 Wilshire Boulevard
Beverly Hills, California 90212

All Executive Officers and           20,000,000               100%
Directors as a Group (1 Person)

   (1) As the sole shareholder, officer and director of Tiber Creek Corporation, a Delaware corporation, Mr. Cassidy is deemed to be the beneficial owner of the shares of common stock of Sherwood owned by it.

   (2) As the sole principal of MB Americus LLC, a California business entity, Mr. McKillop is deemed to be the beneficial owner of the shares of Sherwood owned by it.


ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

   Sherwood has one director and officer as follows:

Name                        Age         Positions and Offices Held

James M. Cassidy            75         President, Secretary, Director

   Set forth below is the name of the director and officer of Sherwood, all positions and offices with Sherwood held, the period during which he has served as such, and the business experience during at least the last five years:

   James Michael Cassidy, Esq., LL.B., LL.M., has served as the director, president and secretary of Sherwood since its inception. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in 1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy is a member of the bars of the District of Columbia and the State of New York, and is admitted to practice before the United States
Tax Court and the United States Supreme Court.

   There are no agreements or understandings for the above-named officer or director to resign at the request of another person and the above-named officer and director is not acting on behalf of nor will act at the direction of any other person.

 Conflicts of Interest

   James M. Cassidy, the sole officer and director of Sherwood, has organized and expects to organize other companies of a similar nature and with a similar purpose as Sherwood. Consequently, there are potential inherent conflicts of interest in acting as an officer and director of Sherwood. In addition, insofar as Mr. Cassidy is engaged in other business activities, he may devote only a portion of his time to the affairs of Sherwood.

   Mr. Cassidy is the director and beneficial sole shareholder of Canistel Acquisition Corporation and Greenmark Acquisition Corporation, both corporations with a class of securities registered pursuant to the Securities Exchange Act.

    Mr. Cassidy is also the director of, and 50% beneficial shareholder of the following companies which are filing registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:

     Pinewood Acquisition Corporation
     Oakwood Acquisition Corporation
     Alderwood Acquisition Corporation

   A conflict may arise in the event that another blank check company with which Mr. Cassidy is affiliated also seeks a target company. It is anticipated that target companies will be located for Sherwood and other blank check companies in chronological order of the date of formation of such blank check companies or, in the case of blank check companies formed on the same date, alphabetically. However, other blank check companies may differ from Sherwood in certain items such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a target company may be more suitable for or may prefer a certain blank check company other than Sherwood. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company.

   Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to Sherwood.
Mr. Cassidy intends to devote as much time to the activities of Sherwood as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Sherwood.

   Mr. Cassidy is the president, director and sole shareholder of Tiber Creek Corporation, which is a shareholder of Sherwood. At the time of a business combination, some or all of the shares of common stock owned by Tiber Creek Corporation may be purchased by the target company or retired by Sherwood. The amount of common stock which may be sold or continued to be owned by Tiber Creek Corporation cannot be determined at this time.

   The terms of a business combination may provide for a payment by cash or otherwise to Tiber Creek Corporation for the purchase or retirement of all or part of the common stock of Sherwood owned by it by a target company or for services rendered by Tiber Creek Corporation incident to or following a business combination. Mr. Cassidy would directly benefit from such employment or payment. Such benefits may influence Mr. Cassidy's choice of a target company.

Investment Company Act of 1940

   Although Sherwood will be subject to regulation under the Securities Act and the Exchange Act, management believes Sherwood will not be subject to regulation under the Investment Company Act of 1940 insofar as Sherwood will not be engaged in the business of investing or trading in securities. In the event Sherwood engages in business combinations which result in Sherwood holding passive investment interests in a number of entities, Sherwood could be subject to regulation under the Investment Company Act of 1940. In such event, Sherwood would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Sherwood has obtained no formal determination from the Securities and Exchange Commission as to the status of Sherwood under the Investment Company Act of 1940. Any violation of such Act would subject Sherwood to material adverse consequences.


ITEM 6.  EXECUTIVE COMPENSATION

   The officer and director of Sherwood does not receive any compensation for his services rendered to Sherwood, has not received such compensation in the past, and is not accruing any compensation. However, the officer and director of Sherwood anticipates receiving benefits as a beneficial shareholder of Sherwood, as the officer and director and sole shareholder of Tiber Creek Corporation and, possibly, as principal of Cassidy & Associates, which may perform legal services for Sherwood after the business combination.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Sherwood for the benefit of its employees.


ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND
         DIRECTOR INDEPENDENCE.

   Sherwood has issued a total of 10,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $1,000 in cash.

    James M. Cassidy is the sole officer and director of Sherwood and the sole officer, director and shareholder of Tiber Creek Corporation, which is a 50% shareholder of Sherwood.

   Sherwood is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that Mr. Cassidy would not be considered an independent director if it were to do so.


ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Sherwood.


ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Sherwood's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

        (b) Holders. The issued and outstanding shares of the common stock of Sherwood were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

        (c) Dividends. Sherwood has not paid any dividends to date, and has no plans to do so in the immediate future. Sherwood presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Sherwood's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Sherwood's Board of Directors.


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, Sherwood has issued 10,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate purchase price of $1,000:

     On July 19, 2010, Sherwood issued the following shares of its common stock:

Name               Number of Shares         Consideration

Tiber Creek Corporation    10,000,000          $1,000
MB Americus LLC            10,000,000          $1,000


ITEM 11.  DESCRIPTION OF SECURITIES.

   The authorized capital stock of Sherwood consists of 100,000,000 shares of common stock, par value $.0001 per share, of which there are 20,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $.0001 per share, of which none have been designated or issued.
The following statements relating to the capital stock set forth the material terms of the securities of Sherwood; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

   Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Sherwood, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

   Holders of common stock have no preemptive rights to purchase the common stock of Sherwood. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

   The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Sherwood without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Sherwood has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

   The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Sherwood, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Sherwood has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

   Following a business combination, a target company will normally wish to cause Sherwood's common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Sherwood, including warrants, shares underlying warrants, and debt securities.

   In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

   If, after a business combination and qualification of its securities for trading, Sherwood does not meet the qualifications for listing on the Nasdaq Capital Market, Sherwood may apply for quotation of its securities on the OTC Bulletin Board.

   In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

   The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

   In certain cases Sherwood may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

   In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Sherwood will be traded following a business combination and qualification of its securities for trading.

   The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Sherwood will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Sherwood's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Transfer Agent

     It is anticipated that StockTrans, Inc., Ardmore, Pennsylvania will act as transfer agent for the common stock of Sherwood.

Additional Information

         This registration statement and all other filings of Sherwood when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov.


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Sherwood's certificate of incorporation contains such a provision.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

 Sherwood is a smaller reporting company in accordance with Regulation S-X.


ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

   Sherwood has not changed accountants since its formation and there are no disagreements with the findings of its accountants.



ITEM 15.  FINANCIAL STATEMENTS.

   Set forth below are the audited financial statements for Sherwood for the period ended December 31, 2009. The following financial statements are attached to this report and filed as a part thereof.

                          FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm          F-1

Balance Sheet                                                    F-2

Statement of Operations                                          F-3

Statement of Cash Flows                                          F-4

Statement of Stockholders' Equity                                F-5

Notes to Financial Statements                                  F6-F9


ANTON &                                     CERTIFIED PUBLIC ACCOUNTANTS
 CHIA

   REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sherwood Acquisition Corporation

We have audited the accompanying balance sheet of Sherwood Acquisition Corporation (the "Company") as of July 31, 2010, and the related statements of operations, stockholders' equity and cash flows for the period from July 19, 2010 (Inception) through July 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2010 and the results of its operations and its cash flows for the period from July 19, 2010 (Inception) through July 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has revenues and income since inception. Management's plans concerning these matters are also described in Note, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Anton & Chia LLP
Newport Beach, CA
October 1, 2010

                   SHERWOOD ACQUISITION CORPORATION
                              BALANCE SHEET


                                                     July 31,
      ASSETS                                          2010
                                                 ----------------

      Current Assets
        Cash                                     $          2,000
                                                 ----------------
      TOTAL ASSETS                               $          2,000
                                                 ================

      STOCKHOLDERS' EQUITY

      Common Stock, $0.0001 Par Value,           $          2,000
         100,000,000 Shares Authorized;
         20,000,000 Shares Issued and
         Outstanding
       Retained Earnings                                      -
                                                 ----------------
       Total Stockholders' Equity                           2,000
                                                 ================


       TOTAL STOCKHOLDERS' EQUITY                $          2,000
                                                 ================






         See the accompanying notes to the financial statements

                   SHERWOOD ACQUISITION CORPORATION
                         STATEMENT OF OPERATIONS


                                                 For the period from
                                                   July 19, 2010
                                                  (inception) to
                                                   July 31, 2010
                                                 ----------------

      Operating Expenses                         $            -
                                                 ================

      Net Income                                 $            -
                                                 ================

      Basic and Diluted Earnings per Share       $            -
                                                 ================

      Weighted Average Shares                         20,000,000
                                                 ----------------







         See the accompanying notes to the financial statements

                   SHERWOOD ACQUISITION CORPORATION
                   STATEMENT OF SHAREHOLDERS' EQUITY

                                                         Retained        Total
                                   Common Stock          Earnings     Stockholders'
                                Shares       Amount     (Deficit)       Equity
                              ----------   ---------    ---------     ----------
Balance, July 31, 2010              -           -      $       -      $      -

Shares issued for cash       20,000,000    $  2,000            -           2,000

Net Income                          -           -              -             -
======================       ==========    ========    ==========      =========

Balance, July 31, 2010       20,000,000       2,000    $       -      $      -
                             ----------   ---------    ---------      -----------






         See the accompanying notes to the financial statements

                   SHERWOOD ACQUISITION CORPORATION
                       STATEMENT OF CASH FLOWS



                                                 For the period from
                                                   July 19, 2010
                                                  (inception) to
                                                   July 31, 2010
                                                 ----------------

      CASH FLOW FROM FINANCING ACTIVITIES
         Proceeds from the issuance
         of common stock                         $         2,000
                                                 ================

      Net Cash Flows from Financing Actitivies             2,000
                                                 ================

      Net Increase in Cash                                 2,000

      Cash at Beginning of Period                             -
                                                 ================

      Cash at End of Period                      $         2,000
                                                 ================





         See the accompanying notes to the financial statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Sherwood Acquisition Corporation ("Sherwood") was incorporated on
July 19, 2010 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Sherwood has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Sherwood will attempt to locate and negotiate with a business entity for the combination of that target company with Sherwood. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Sherwood will be successful in locating or negotiating with any target company. Sherwood has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                  Sherwood Acquisition Corporation
                  Notes to the Financial Statements
     For the Period from July 19, 2010 (Inception) to July 31, 2010



NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES
         (CONTINUED)

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As of July 31, 2010 there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of the instrument.

               Sherwood Acquisition Corporation
               Notes to the Financial Statements
     For the Period from July 19, 2010 (Inception) to July 31, 2010


Note 2 - GOING CONCERN


These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. As of July 31, 2010, the Company has not generated revenues and has no income or cash flows from operations since inception. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Sherwood Acquisition Corporation. Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Sherwood until a business combination is effected, without repayment. There is no assurance that Sherwood will ever be profitable.


NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, FASB issued ASU No. 2010-01- Accounting for
Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-06   Improving Disclosures
about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.
2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level2 or Level 3.

               Sherwood Acquisition Corporation
               Notes to the Financial Statements
    For the Period from July 19, 2010 (Inception) to July 31, 2010


NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

(CONTINUED)

The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

On July 31, 2010, the Company issued 10,000,000 common shares to its sole director and officer for $1,000 in cash.

NOTE 5   SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 1, 2010, the date the financial statements were issued.

                     PART III

ITEM 1.      INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1                 Certificate of Incorporation of Sherwood
                            Acquisition Corporation

3.2                 By-Laws of Sherwood Acquisition Corporation

3.3                 Specimen stock certificate of Sherwood
                            Acquisition Corporation

23.1                Consent of Independent Registered Public
                           Accounting Firm



                                  SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  SHERWOOD ACQUISITION CORPORATION


                                  By: /s/  James M. Cassidy, President

                                  Date: October _____, 2010